UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.___)

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RED CEDAR FUND TRUST

(Name of Registrant as Specified In Its Charter)

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RED CEDAR SHORT TERM BOND FUND

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS OF THE RED CEDAR SHORT TERM BOND FUND TO BE HELD ON AUGUST 14, 2020 AND THE PROXY MATERIALS RELATING TO THE SPECIAL MEETING

The following Notice of Change of Location relates to the Notice of Special Meeting of Shareholders (the “Notice”) and Proxy Statement (the “Proxy Statement”) of Red Cedar Short Term Bond Fund (the “Fund”), a series of Red Cedar Fund Trust (the “Trust”), dated July 22, 2020, furnished to shareholders of the Fund in connection with the solicitation of proxies by the Board of Trustees of the Fund for use at the Special Meeting of Shareholders to be held on August 14, 2020 (the “Meeting”).

The Fund is updating information previously disclosed in the Notice and the Proxy Statement relating to the date of the closing of the Transaction (as defined below). As previously disclosed, at the Meeting, shareholders will be asked to vote on a proposal to approve a new investment advisory agreement between Red Cedar Investment Management, LLC (“Red Cedar”) and the Trust, on behalf of the Fund (the “New Advisory Agreement”). Shareholders are being asked to approve the New Advisory Agreement because Bridge & Vine LLC, a recently formed entity wholly-owned by executives of Red Cedar, intends to acquire 51% of the outstanding common membership interests of Red Cedar in exchange for transferring certain intangible property (including a prospective client list, a performance track record and other intangible property) to Red Cedar in a transaction (the “Transaction”) that will result in a change in control of Red Cedar under the Investment Company Act of 1940, as amended. The closing of the Transaction will therefore result in an "assignment" of the current investment advisory agreement, and the current investment advisory agreement will automatically terminate upon assignment.

The parties to the Transaction have determined that the Transaction will close on or about October 1, 2020 instead of the previously disclosed date of September 1, 2020. Therefore, all references in the Notice and the Proxy Statement to the closing date of the Transaction are changed from September 1, 2020 to October 1, 2020 and all references to the expiration date of the new expense limitation agreement between Red Cedar and the Trust, on behalf of the Fund, are changed from September 1, 2022 to October 1, 2022.

This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about August 3, 2020.

THE ADDITIONAL INFORMATION SHOULD BE READ IN CONJUNCTION

WITH THE PROXY STATEMENT.

Red Cedar Short Term Bond Fund

A Series of

Red Cedar Fund Trust

NOTICE OF CHANGE OF LOCATION

OF THE SPECIAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ADDITIONAL PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD AT 9:00 A.M., EASTERN TIME, ON AUGUST 14, 2020. THE PROXY STATEMENT AND ADDITIONAL PROXY MATERIALS ARE AVAILABLE AT WWW.OKAPIVOTE.COM/REDCEDAR OR BY CALLING THE FUND, TOLL-FREE IN THE U.S., AT 1-888-626-2575.

To the Shareholders of Red Cedar Short Term Bond Fund:

As part of our effort to maintain a safe and healthy environment at the Special Meeting of Shareholders (the “Meeting”) of Red Cedar Short Term Bond Fund (the “Fund”), a series of Red Cedar Fund Trust (the “Trust”), NOTICE IS HEREBY GIVEN that the location of the Meeting has been changed. As previously announced, the Meeting will be held on August 14, 2020 at 9:00 a.m., Eastern time. However, instead of 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, the Meeting will be held at the offices of Red Cedar Investment Management, LLC at 1404 Vine Street, 2nd Floor, Cincinnati, Ohio 45202.

As described in the proxy materials for the Meeting previously distributed to shareholders, shareholders of record as of the close of business on June 30, 2020 will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

Due to the public health crisis presented by the ongoing COVID-19 pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our shareholders, employees and communities, attendees of the Meeting are required to wear a self-provided mask or cloth face covering while on the premises and will be required to practice social distancing. In addition, any person in attendance at the Meeting who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees.

The Fund has filed a Proxy Statement with the Securities and Exchange Commission (the “SEC”) in connection with the Meeting. Shareholders are advised to read the Proxy Statement in full because it contains important information. The Proxy Statement is available on the Internet at www.okapivote.com/redcedar. The proxy card included with the proxy materials that were previously distributed to shareholders will not be updated to reflect the change in location, but may continue to be used by shareholders to vote their shares in connection with the Meeting. The Proxy Statement and other documents filed by the Fund are also available for free on the SEC’s website at http://www.sec.gov.

YOUR VOTE IS IMPORTANT. PLEASE VOTE THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD PREVIOUSLY PROVIDED, THUS AVOIDING UNNECESSARY EXPENSE AND DELAY. YOU MAY ALSO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PREVIOUSLY PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING.

By order of the Board of Trustees of the Trust,

Jesse D. Hallee
Secretary
Red Cedar Fund Trust

Dated: August 3, 2020